3002 North State Highway 83
                               Franktown, CO 80116

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   To be held September 26, 1997 at 2:30 p.m.

                              --------------------

TO THE SHAREHOLDERS OF DCX, INC.:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of DCX, INC. will be held at 2:30 p.m. on the twenty-sixth day of September, 1997 at the Embassy Suites Southeast, 7525 East Hampden Avenue, Denver, Colorado for the following purposes:

     1. To elect a board of four directors to serve for the ensuing year.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 31, 1997, are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     Shareholders are cordially invited to attend the meeting. Please specify your choices on the enclosed Proxy, then date, sign, and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote your shares in person.

     A copy of the 1996 Annual Report to Shareholders is enclosed.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          By:  /s/  Frederick G. Beisser
                                             -----------------------------------
                                              Frederick G. Beisser, Secretary
Dated: August 27, 1996

                                 PROXY STATEMENT

                                    --------

                         Annual Meeting of Shareholders
                               September 26, 1997

                               GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of DCX, INC. (the "Company"), a Colorado corporation, by order of its Board of Directors, in connection with the solicitation of Proxies for the Annual Meeting of Shareholders of the Company. The meeting will be held at 2:30 p.m. on the twenty-sixth day of September, 1997 at the Embassy Suites Southeast, 7525 East Hampden Avenue, Denver, Colorado for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.


THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF THE COMPANY. It is expected that this Proxy Statement and form of proxy will first be sent to shareholders on or about August 28, 1997. This Proxy Statement is being mailed in conjunction with the mailing of the Annual Report. Solicitation expenses will be paid by the Company.


Receipt, Voting and Revocation of Proxies:

All Proxies that are properly executed and received at or before the meeting will be voted at the meeting. If a shareholder specifies how the Proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted for the election of the four nominees for directors named. Management knows of no other matters to come before the meeting. If any other matters are properly brought before the meeting, all Proxies will be voted in accordance with the judgment of the person or persons voting them.

Any Proxy may be revoked by a shareholder by any of the following: 1) a later dated and executed Proxy properly delivered to the Secretary of the Company before the Proxy has been voted; 2) a written notice of revocation delivered to Secretary of the Company before the close of business on the day before the meeting at 3002 North State Highway 83, Franktown, Colorado 80116; or 3) by appearing in person at the meeting and revoking the Proxy before the Proxy has been voted.


Record Date, Shares Outstanding, Voting Rights:

Only shareholders of record at the close of business on July 31, 1997 will be entitled to vote at the meeting. As of June 30, 1997, there were issued and outstanding 4,924,970 shares of Common Stock, no par value. Each share is entitled to one vote on all matters submitted to the shareholders. The shareholders do not have cumulative voting rights in the election of directors.

One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholder's meeting. A simple majority vote of the shares represented at the meeting and entitled to vote is necessary to approve any such matters. Votes will be counted by the Company's transfer agent, American Securities Transfer, Inc. Abstentions and broker non-votes are not considered votes in favor of items of business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Percentages of shares held by officers and directors of the Company, as well as those parties owning more than five (5) percent of the Company's common stock,




 as of the date of this proxy statement, are as follows:

Security ownership of certain beneficial owners:

-------------------------------------------------------------------------------------------------------

     Title of          Name of Beneficial                     Amount & Nature of         Percent
       Class           Owner                                  Beneficial Ownership       of Class

-------------------------------------------------------------------------------------------------------

     Common            The Anderson Family Trust (*)          246,700 Sole                5.0
                       c/o Millard & Hunter, P.C.             Voting Power
                       6025 S. Quebec St., Ste 330
                       Englewood, CO 80111-4551

     Common            Ms. Elva M. Anderson                   246,700 Sole                5.0
                       Littleton, CO                          Voting Power

Security ownership of management:

-------------------------------------------------------------------------------------------------------

     Title of          Name of Beneficial                      Amount & Nature of         Percent
      Class            Owner (1)                               Beneficial Ownership (2)   of Class (3)

-------------------------------------------------------------------------------------------------------


     Common            Jeanne M. Anderson (*)                  114,000 Sole                2.3
                       Director                                Voting Power

     Common            Frederick G. Beisser                    10,400 Sole                  @
                       Vice President - Finance &              Voting Power
                       Administration,
                       Secretary, Treasurer and Director

     Common            Stephen Carreker                        none                        -0-
                       President & CEO and Director

     Common            D. Scott McReynolds, Director and       5,000 Sole                   @
                       Vice President & General Manager        Voting Power

                       ---------------------------------------------------------
                       All Directors and Officers
                       as a group (4 persons)                  129,400                       2.6


NOTES:

     * Ms. Jeanne Anderson retired from the position of President & CEO and became Chairman of the Board of Directors effective January 1, 1997, when Mr. Carreker became President & CEO. Ms. Anderson is a contingent beneficiary of the Anderson Family Trust and has no power to vote the shares of the trust.

     @ The number of shares constitutes less than one percent of outstanding shares.

          (1) The address for each of the directors of the company is "In Care Of DCX, Inc., P.O. Box 569, Franktown, CO 80116-0569.

          (2) The number of shares beneficially owned does not include 565,000 shares which may be immediately acquired under Non Qualified Stock Options held by Officers and Directors of the Company. Such shares and management personnel holding them are: Ms. Anderson, 125,000; Mr. Beisser, 140,000 shares; Mr. Carreker, 230,000 shares; and Mr. McReynolds, 70,000 shares.

          (3) If the options denoted, above, were exercised, Directors and Officers would have the following percentages of outstanding common stock:
     Ms. Anderson, 4.8 percent; Mr. Beisser, 3.1 percent; Mr. Carreker, 4.7 percent; Mr. McReynolds, 1.5 percent; and as a group, 12.6 percent.


                          MATTERS FOR SHAREHOLDER VOTE

                            1. ELECTION OF DIRECTORS

The Board of Directors recommends the election as Directors of the four nominees listed below. Directors hold office until the next Annual Meeting of Shareholders (tentatively scheduled for April 3, 1998) and until their successors are elected and qualified or until their earlier death, resignation or removal. The Articles of Incorporation, as amended, provide for a Board of Directors of not less than three and no more than seven. At present, the number of Directors of the Company has been set at four by the Company's Board of Directors. Each member of the present Board of Directors has been nominated for reelection. The election of directors requires the affirmative vote of a majority of all shares represented at the annual meeting and entitled to vote in person or by Proxy. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.
                                                                        Director
   Name                        Age      Position                         Since
   ----                        ---      --------                         -----

   Jeanne M. Anderson          45       Director                         1987

   Frederick G. Beisser        54       Vice President - Finance &       1991
                                        Administration, Secretary,
                                        Treasurer and Director

   Stephen Carreker            47       President & Chief Executive      1995
                                        Officer and Director

   D. Scott McReynolds         33       Vice President & General         1996
                                        Manager and Director

The Board of Directors met eight times during the 1996 fiscal year; no director participated in fewer than 75 percent of the meetings occurring during his term. The Company does not have any standing audit, nominating or compensation committees.

Biographical Sketch of Nominees and Executive Officers:

Ms. Jeanne M. Anderson has been with DCX, Inc. since its inception and serves as Chairman of the Board of Directors. She was elected to that position effective January 1, 1997, and has been a Director of the Company since 1987. Previously she was President & CEO from October 1, 1991 through December 31, 1996; had been Secretary of the Corporation from October, 1990, until she became President and also served as General Manager from March of 1990. Prior to her employment with DCX, Ms. Anderson was a Medical Technician for Bonfils Blood Bank in Denver, Colorado. Ms. Anderson holds an Associate of Science Degree in Medical Technology from Arapahoe Community College, Littleton, CO and has completed additional studies in psychology at the University of Colorado.

Mr. Frederick G. Beisser, who joined the Company as Chief Financial Officer in July, 1990, was promoted to Vice President - Finance & Administration in March, 1997. He was appointed to the Board of Directors in March, 1991, at which time he became Treasurer. He was subsequently appointed Secretary on October 1, 1991. Mr. Beisser is a Colorado Certified Public Accountant. Previously he was Controller, Budget & Cost Analysis, for the Air Force Accounting & Finance Center in Denver, Colorado, from 1985 to 1989. Prior to that he held budget management positions in Europe, and various controller and accounting positions in the United States and abroad with the Air Force. Retired with the rank of Major in 1989, he holds a Ph.D. from American International University in Canoga Park, California; an MBA from Golden Gate University in San Francisco and a BS in Business Administration from the University of Southern Colorado at Pueblo, Colorado. In addition he has diplomas from the Air War College and the Air Command & Staff College.

Mr. Stephen Carreker became President & CEO effective January 1, 1997 and has been a director of the Company on December 12, 1995. He was previously Director for Strategic Planning and has been employed by the Company since September, 1994. Prior to that he was manager of the geographic information systems department of IDS/IBM Manama, Bahrain from 1992 to 1994; Vice President, Geonex Corporation, Inc. from 1991 to 1992. Prior to that he was GIS Project Manager for Gwinnet County, Georgia. Mr. Carreker has over 20 years of domestic and international GIS experience. He holds a Bachelor of Landscape Architecture from the University of Georgia and was a Georgia licensed landscape architect.

Mr. D. Scott McReynolds became a director of the Company on June 7, 1996 and was appointed Vice President and General Manager on the same date. Mr. McReynolds joined the Company in 1991 as an industrial engineer; he was subsequently promoted to Quality Assurance Manager and became Acting General Manager in December, 1995. He holds a Bachelor of Science in Industrial Engineering from Southern Illinois University.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3, 4, and 5 submitted to the Company during and with respect to its most recent fiscal year, the Company believes all directors, officers and any beneficial owner of more than 10 percent of its registered shares are in compliance with Section 16(a) of the Exchange Act.

Compensation of Directors and Executive Officers

The following table sets forth information concerning the cash compensation paid and accrued by the Company for services rendered during the three fiscal years ending September 30, 1996, to the Chief Executive Officer. No other executive officer of the Company had aggregate compensation exceeding $100,000. Mr. Carreker became President and CEO on January 1, 1997, subsequent to the end of fiscal year 1996.

                                                 SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                               Annual Compensation                         Awards
                  --------------------------------------------    ------------------------------------
Name
and                                               Other           Restricted   Stock        All Other
Principal                                         Annual Comp-    Stock        Options      Compen-
Position          Year     Salary ($)    Bonus    ensation        Awards         (#)        sation ($)*
---------         ----     ----------    -----    ----------      ------       -------      ----------

Jeanne M.         1996     $116,018                 -                                         $1,740
Anderson          1995      116,018                 -                          75,000          1,740
President         1994      117,518                 -                                          1,624
& CEO

     * Amounts of All Other Compensation represent employer contribution under the Company's 401K Retirement Savings Plan.

     For a description of the stock options, see the note to the following table. The Company did not grant stock options to officers or employees during fiscal years 1994 and 1996. In fiscal year 1995 a total of 175,000 stock options were issued to officers of the Company from the 1991 Stock Option Plan.


                        OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not grant stock options to employees, officers or directors during fiscal year 1996.

                            FISCAL YEAR-END OPTION/SAR VALUES


                                                      Number of           Value of
                                                      Unexercised         Unexercised
                                                      Stock Options       In-The-Money
                                                      at FY-End (#)       Stock Options
                                                                          at FY-End ($)

                  Shares acquired     Value           Exercisable/        Exercisable/
  Name            on Exercise (#)    Realized ($)     Unexercisable       Unexercisable
  ----            ---------------    ------------     -------------       -------------

Jeanne M.
Anderson,                                             125,000/0 (&)          $382,813/0
President & CEO



               (&) Options for 50,000 shares of DCX common stock were granted under the Company's 1991 Stock Option Plan on May 15, 1992 at a price of $1 7/32; additional options for 75,000 shares were granted on April 19, 1995 under the 1991 Plan at $ 23/32. Both grants were at fair market value; no options have been exercised to date.

The Company does not have a long term incentive plan or a defined benefit or actuarial form of pension plan.

Employment Contracts and Termination Agreements

Three executive officers, Messrs. Carreker, McReynolds and Beisser are employed under separate employment agreements effective January 1, 1997, which continue until December 31, 1999. The Company has agreed to renominate each executive to the Board of Directors during his employment. If the agreements have not been terminated on or before December 31, 1999, the remaining term is automatically extended such that the remaining term shall be three years unless properly terminated earlier or the Board of Directors notifies the executive after November 1, 1999 of its determination to have the date of the agreement expire one year from the date of such notification. The agreements provide for the following termination provisions:

     Termination for any reason other than death, disability, cause, voluntary resignation not constituting constructive termination, or the expiration of the term of the agreement. In such event, the Company will pay to the executive his base compensation for a period of three years (Carreker) or two years (McReynolds and Beisser) after the date of termination. In addition all stock options, restricted stock awards which may have been previously granted will fully vest and the Company will immediately pay to the executive any accrued award(s) earned by him under performance bonus plans or any other executive incentive plans which may exist at the time of termination in which he is a participant.

     Termination for death, disability, cause, voluntary resignation not constituting constructive termination, or upon expiration of the term of the agreement the executive is entitled to all benefits including base salary, performance and incentive bonuses for 24 months (Carreker) or 12 months (McReynolds and Beisser) after date of termination.

     Each of the  employment  agreements  contains a  provision  that during the executive's employment and during any period subsequent to termination during which he receives payments the executive will not directly or indirectly use, disseminate or disclose for any purposes other than those of the Company's business, any of the Company's confidential information or trade secrets, unless such disclosure is compelled in a judicial proceeding.

     Each of the employment agreements granted an incentive bonus stock option of 200,000 shares (Carreker) or 70,000 shares (McReynolds and Beisser) fully vested and equal to the closing bid price of $1.125 on the first business day during which the Executive was engaged under the employment agreement. In addition, each executive received a similarly priced performance stock option grant of 180,000 shares (Carreker) or 50,000 shares (McReynolds and Beisser) which shall vest at a rate of 30% is the Company's consolidated gross revenues exceed $10 million by September 30, 1998, an additional 30% if $20 million by September 30, 1999 and the remaining 40% if in excess of $30 million by September 30, 2000.

     Each executive also receives performance bonuses of 5% of base salary if the Company achieves net income of one dollar or more for the fiscal year ending September 30, 1997; an additional bonus of 10% of base salary if the average closing bid price for the last 20 business days ending on that date is equal to the January 2, 1997 closing bid price plus $1.35; and if the Company's revenue at September 30, 1997, exceeds $5 million each executive will receive an additional bonus equal to 0.75% (Carreker) or 0.35% (McReynolds and Beisser) of the amount of revenue which exceeds $5.0 million. For fiscal years ending September 30, 1998 or later each executive will receive an amount equal to 2% (Carreker) or 1% (McReynolds and Beisser) of that portion of net income in excess of the amount determined by multiplying average of quarterly stockholder's equity by .11; and an amount equal to 21% of base salary if the average closing bid price for the 20 business days ending September 30 of each fiscal year exceeds the previous year's 20 day average for the same period by 51% or more.

Compensation of Directors

Directors who are employees of the Company do not receive any additional compensation above their full time employment compensation. Non-employee directors: The late John G. Anderson, most recently Chairman Emeritus, a non-employee director, received $10,000 for his services as a director during fiscal year 1996. For fiscal year 1997 Ms. Anderson, the non-employee Chairman of the Board of Directors, receives $850 for each month of service completed and health insurance paid by the Company so long as she remains a director.

Certain Relationships and Related Transactions

In connection with Ms. Anderson's resignation as an executive officer of the Company on January 1, 1997, the Company agreed to pay Ms. Anderson a total of $58,000 and granted her performance stock options for 61,000 shares of the Company's no par value common stock at the fair market value of $1.125 per share. The options expire on March 27, 1999, or upon resignation from any position held with the Company. Vesting in the options occurs 35% upon the Company reaching $10 million in consolidated annual revenue, additional 35% at $20 million in annual revenue and the final 30% when the Company reaches $30 million in annual revenue. In the event that Ms. Anderson consents to resign from any board position in order to facilitate an objective of the Company, the options become fully vested and remain exercisable for a period of one year after the date of acceptance of such resignation or until the original expiration date, whichever is earlier.

                                2. OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. If any other matters properly come before the meeting, it is the intention of the Board of Directors to vote pursuant to the Proxies in accordance with their judgment in such matters.

                                  OTHER MATTERS

The Company has previously announced its intentions to diversify its business in order to enhance shareholder value. As part of its diversification efforts, the Company seeks to acquire other companies and or assets that have the ability or potential to increase the Company's size and profitability. The Company believes that such acquisition activities may include actions to increase the size of the Company's Board of Directors. From the standpoint of practical necessity, decisions regarding the size and composition of the Board of Directors will be made in the future by the Board of Directors in the exercise of their business judgment as permitted by the Company's Articles of Incorporation and Bylaws.

As part of its diversification plans, the Company has approved a transaction to acquire PlanGraphics, Inc. located in Frankfort, KY. the transaction is expected to close in September, 1997, and will result in the acquisition of PlanGraphics as a wholly owned subsidiary of the Company in exchange for shares of the Company's common stock. This announcement was reported on Form 10-Q for June 30, 1997 and filed on August 19, 1997 with the Securities and Exchange Commission. The closing is contingent upon certain conditions to be performed prior to closing, including approval by PlanGraphics shareholders.

Effective upon completion of the closing, the Company has agreed to increase the size of its Board of Directors from four to seven members and appoint John C. Antenucci and two additional persons nominated by Mr. Antenucci as three, including Mr. Antenucci, of the seven directors of the Company. Mr. Antenucci is the President and Chairman of PlanGraphics. Furthermore, the Company has agreed to appoint one additional person jointly nominated by Mr. Carreker and Mr. Antenucci as the seventh of the seven members, with all appointees serving until the next annual DCX shareholders' meeting on September 26, 1997. The Company has also agreed to renominate Mr. Antenucci and these three additional newly appointed directors of the Company to be elected for a full one-year term at its next annual shareholders' meeting. The additional directors have not been designated by Mr. Antenucci or Mr. Carreker at this time.

The Company has agreed to appoint Stephen Carreker to serve as Chairman and Chief Executive Officer of the Company, and John Antenucci to serve as Vice Chairman and President of the Company, effective upon closing.

Mr. John C. Antenucci, 51, founder, president and CEO of PlanGraphics, Inc., a company specializing in the design and implementation of geographic information systems, since 1979. Mr. Antenucci is a former president of AF/FM International, a professional association for the mapping industry. He is also a former member of the Academy of Sciences on National Mapping, an advisor to Ohio State University's Center for Mapping and editor of the leading textbook on GIS.

If the transaction with PlanGraphics is closed prior to the date of the Shareholder meeting, the Board of Directors intends to use the discretion granted in the Proxy to appoint Mr. Antenucci and the additional persons to serve as Directors as described above and as required by the agreement with PlanGraphics.

Certified Public Accountants. The firm of BDO Seidman, Certified Public Accountants, audited the financial statements of the Company for the period ended September 30, 1996, and has been selected to serve in such capacity for the current fiscal year. They will also provide such other services as may be necessary. BDO Seidman is expected to be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Shareholder Proposals. Proposals by Shareholders of the Company to be presented at the Annual Meeting of Shareholders to be held April 3, 1998, must be received by the Board of Directors of the Company no later than December 30, 1997 to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       By: /s/  FREDERICK G. BEISSER
                                          --------------------------------------
                                          Frederick G. Beisser, Secretary

Franktown, Colorado
August 27, 1997

                           SAMPLE PROXY FOR DCX, INC.




                              (FRONT SIDE OF PROXY)

DCX, Inc.
P.O. Box 569
3002 North State Highway 83
Franktown, Colorado 80116-0569

The undersigned acknowledges receipt of the Notice and Proxy Statement dated Aug 27, 1997, and hereby appoints the Board of Directors of DCX, Inc. with full power of substitution to represent the undersigned and to vote all shares of the Common Stock of DCX, Inc., which the undersigned is entitled to vote, as indicated on this Proxy at the Meeting of Shareholders of DCX, Inc. to be held on the twenty-sixth day of September 1997, at the Embassy Suites Southeast, 7525 East Hampden Avenue, Denver, CO, and any adjournment thereof.



1. ELECTION OF DIRECTORS:  [ ] FOR all nominees listed below (except            [ ] WITHHOLD AUTHORITY to vote
                               as indicated to the contrary below).                 for ALL nominees below:

         (INSTRUCTION: To withhold authority to vote for any individual nominee, mark through the nominee's name.)


         Jeanne M. Anderson      Stephen Carreker     Frederick G. Beisser       D. Scott McReynolds



2. The Proxy is authorized to vote in their discretion upon such other business as may properly come before the meeting.
--------------------------------------------------------------------------------




                               (BACKSIDE OF PROXY)
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. This Proxy, when properly executed, will be voted in accordance with the specifications indicated by the stockholder. If no indication is made, it will be voted FOR the election of the nominees for directors listed above, and in the discretion of the Proxy upon such other matters as may properly come before the meeting.

                                       Dated                    , 1997
                                             ------------------

                                       -----------------------------------------
                                                            Signature


                                       -----------------------------------------
                                                            Signature


                                        (Signature(s)  should correspond exactly
                                        with the name in which your  Certificate
                                        is   issued   as  shown  at  the   left.
                                        Executors, conservators, trustees, etc., should so indicate when signing. Return in the enclosed envelope.)





I [ ] DO plan to attend the meeting. I [ ] DO NOT plan to attend.

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